SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2001

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 26, 2001, the Registrant issued the attached press release announcing the sale of approximately $45,000,000 of fixed-rate mortgage loans by its subsidiary, Citizens Bank of Delphos, to First Tennessee Capital Assets Corporation.

Item 7. Financial Statements and Exhibits

(a)   Exhibits

       99.1     Press Release dated September 26, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.
Date: September 26, 2001	By: /s/ E. Eugene Lehman E. Eugene Lehman
President/CEO

Exhibit 99.1     Press Release dated September 26, 2001.

United Bancshares, Inc. (Nasdaq: UBOH - news), a $390 million bank holding company headquartered in Columbus Grove, Ohio, today announced the completion of a sale of approximately $45 million of fixed-rate mortgage loans to First Tennessee Capital Assets Corporation. These loans had been originated at United's wholly owned subsidiary, Citizens Bank of Delphos. Citizens will retain the servicing rights for these loans. The proceeds from the sale of the loans will be used to retire debt, to acquire available-for-sale securities, and for other corporate purposes.

E. Eugene Lehman, President and Chief Executive Officer of United, stated: "At the time of our acquisition of Citizens Bank of Delphos, we expressed a concern over their reliance on fixed-rate mortgages and the resulting interest rate risk. This sale of fixed-rate mortgage loans addresses that concern. We also feel that our retention of the mortgage servicing rights demonstrates our continuing commitment to our customers. There should be no change in the manner in which our customers are served with respect to their existing mortgage loans."